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                                                                     EXHIBIT 5.1

                                February 4, 1999

Waste Connections, Inc.
2260 Douglas Boulevard, Suite 280
Roseville, California 95661

Ladies and Gentlemen:

     We have acted as counsel for Waste Connections, Inc. (the "Company") in connection with its Registration Statement on Form S-1 filed on February 4, 1999, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 287,500 shares of the Company's Common Stock, $0.01 par value, to be sold by the Company. We are of the opinion that the shares being so registered for sale have been duly authorized and, when sold and delivered as contemplated in such Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.

                                        Very truly yours,

                                        SHARTSIS, FRIESE & GINSBURG
                                        LLP

                                        By /s/ Carolyn S. Reiser
                                               -------------------
                                               Carolyn S. Reiser